SIRIUS REPORTS STRONG THIRD QUARTER 2007 RESULTS

  Revenue Up 45% to $241.8 Million
  Record 3Q Net Subscriber Additions of 524,938, up 19%
  Subscribers Up 50% From a Year Ago to Approximately 7.7 Million
  Company Reiterates Subscriber and Financial Guidance

New York – October 30, 2007 – SIRIUS Satellite Radio (NASDAQ: SIRI) today announced strong third quarter results, including a 45% increase in revenue from the year ago quarter to $241.8 million, and strong subscriber growth of 524,938 net additions during the quarter, driving ending subscribers up 50% from a year ago to approximately 7.7 million.

“SIRIUS again posted solid results,” said Mel Karmazin, CEO of SIRIUS. “Strong demand for the SIRIUS service drove robust subscriber growth and, when coupled with a continuing focus on cost control, allowed SIRIUS to significantly reduce our net loss and places us on-track to achieve our financial goals. We expect strong holiday season sales and we are targeting positive free cash flow for the fourth quarter of 2007.”

SIRIUS ended third quarter 2007 with 7,667,476 subscribers, a 50% increase from third quarter 2006 ending subscribers of 5,119,308. SIRIUS added 524,938 net subscribers during the quarter, comprised of 64,101 net additions from the retail and aftermarket channels and 460,837 from the OEM channel. In the third quarter 2007, SIRIUS captured 63% of satellite radio segment share, marking the eighth consecutive quarter of leadership in satellite radio subscriber growth.

Total revenue for the third quarter of 2007 increased to a record $241.8 million, up 45% from $167.1 million for the year-ago third quarter. Advertising revenue was $8.5 million in the third quarter of 2007 and average monthly revenue per subscriber (or “ARPU”) was $10.71. SAC per gross subscriber addition was $103 for the third quarter of 2007 compared to $114 for the year-ago third quarter. The monthly average all-in customer churn rate was 2.1% in the third quarter 2007.

SIRIUS’ net loss improved by 26% to ($120.1) million, or ($0.08) per share, for the third quarter of 2007, from ($162.9) million, or ($0.12) per share, for third quarter 2006. The adjusted loss from operations for third quarter 2007 improved 32% to ($56.9) million from ($83.2) million for third quarter 2006.

2007 OUTLOOK

SIRIUS today issued the following guidance for the full year 2007:

  Total revenue approaching $1 billion
  More than 8 million subscribers at year-end
  Average monthly subscriber churn of approximately 2.2%-2.4%
  SAC per gross subscriber addition approaching $100

PENDING MERGER WITH XM; SPECIAL MEETING OF STOCKHOLDERS

“Momentum for the pending merger with XM continues to build,” said Karmazin. “The public interest benefits and enhanced consumer choice that will come from the merger have garnered clear support from our customers, suppliers and other groups representing a diverse cross-section of Americans. Nearly all of the opposition to our proposed merger has been generated by those who fear enhanced competition. We will continue to work with the FCC and the DOJ to make the case that the merger offers more choices, including a la carte offerings, and lower prices for subscribers, and we continue to expect that the merger will be completed by year-end.”

A special meeting of stockholders of SIRIUS Satellite Radio is scheduled to be held in The Auditorium at the Equitable Center, 787 Seventh Avenue, New York, New York 10019, on November 13, 2007 at 9:00 a.m. The vote of each SIRIUS stockholder is very important and the merger with XM cannot be completed unless SIRIUS stockholders approve the amendment to SIRIUS’ certificate of incorporation and the issuance of SIRIUS capital stock in connection with the merger. Information about the meeting, the merger and other business to be considered by stockholders is contained in the Proxy Statement mailed to stockholders on or about October 9, 2007. Stockholders are urged to read the Proxy Statement carefully.

RESULTS OF OPERATIONS

The discussion of operating expenses below excludes the effects of stock-based compensation. SIRIUS believes this presentation improves the transparency of disclosure and is consistent with the way operating results are evaluated by management.

THIRD QUARTER 2007 VERSUS THIRD QUARTER 2006

For the third quarter of 2007, SIRIUS recognized total revenue of $241.8 million compared to $167.1 million for the third quarter of 2006. This 44.7%, or $74.7 million, increase in revenue was driven by a $71.5 million increase in subscriber revenue resulting from the net increase in subscribers of 2,548,168 from the third quarter of 2006.

The company’s adjusted loss from operations decreased $26.3 million to ($56.9) million for the third quarter of 2007 from ($83.2) million for the third quarter of 2006 (refer to the reconciliation table of net loss to adjusted loss from operations). This decrease was driven by the increase in total revenue of $74.7 million, which more than offset the $48.4 million increase in expenses.

Satellite and transmission expenses decreased $0.2 million to $6.9 million for third quarter 2007 compared to $7.1 million for third quarter 2006.

Programming and content expenses increased $8.3 million to $56.3 million for the third quarter of 2007 from $48.0 million for the third quarter of 2006. The increase was primarily attributable to license fees associated with new programming agreements and compensation-related costs.

Revenue share and royalties increased $14.6 million, or 79.3%, to $33.0 million for third quarter 2007 from $18.4 million for third quarter 2006. The increase was primarily attributable to growth in the company’s revenues, increased broadcast royalties, as well as an increase in the company’s OEM subscriber base.

Customer service and billing expenses increased $4.3 million to $20.9 million for the third quarter of 2007 from $16.6 million for the third quarter of 2006. The increase was primarily attributable to higher call center operating costs necessary to accommodate the increase in the company’s subscriber base. Customer service and billing expenses per average subscriber per month declined 16.6% to $0.95 for the third quarter of 2007 from $1.14 for the third quarter of 2006.

Sales and marketing expenses decreased $1.5 million to $29.5 million for the third quarter 2007 from $31.0 million for third quarter 2006. This decrease was primarily attributable to lower consumer marketing and advertising compared to the year-ago third quarter.

Subscriber acquisition costs (SAC) increased $20.1 million, or 24.9%, to $101.0 million for the third quarter of 2007 from $80.9 million for the third quarter of 2006. This increase was primarily attributable to higher total hardware and chipset subsidies driven by higher gross subscriber additions.

SAC per gross subscriber addition decreased 9.6% to $103 for the third quarter of 2007 from $114 for the third quarter of 2006 driven by lower product costs, offset by a higher mix of OEM gross additions.

General and administrative expenses increased $12.3 million to $33.9 million for third quarter 2007 from $21.6 million for third quarter 2006. The increase was primarily the result of higher legal fees and compensation-related costs.

Engineering, design and development expenses decreased $11.7 million to $8.8 million for the third quarter of 2007 from $20.5 million for the third quarter of 2006. This decrease was primarily attributable to reduced OEM tooling and manufacturing upgrades associated with the factory installation of SIRIUS radios in additional vehicle models.

SIRIUS reported a net loss of ($120.1) million, or ($0.08) per share, for the third quarter of 2007 compared to a net loss of ($162.9) million, or ($0.12) per share, for the third quarter of 2006. The adjusted net loss per share, or net loss per share excluding stock-based compensation, was ($0.06) per share for the third quarter of 2007 as compared to an adjusted net loss per share of ($0.09) per share for the third quarter of 2006 (refer to the reconciliation table of net loss per share to adjusted net loss per share).

NINE MONTHS ENDED SEPTEMBER 30, 2007 VERSUS NINE MONTHS ENDED SEPTEMBER 30, 2006

For the nine months ended September 30, 2007, SIRIUS recognized total revenue of $672.3 million compared with $443.9 million for the nine months ended September 30, 2006. This 51.5%, or $228.4 million, increase in revenue was primarily driven by a $219.1 million increase in subscriber revenue resulting from the net increase in subscribers of 2,548,168 from the end of the third quarter 2006.

The company’s adjusted loss from operations decreased ($126.1) million to ($220.2) million for the nine months ended September 30, 2007 from ($346.3) million for the nine months ended September 30, 2006 (refer to the reconciliation table of net loss to adjusted loss from operations). This decrease was driven by a 51.5%, or $228.4 million, increase in total revenue which more than offset the 12.9%, or $102.3 million, increase in expenses.

Satellite and transmission expenses decreased $11.2 million to $20.9 million for the nine months ended September 30, 2007 from $32.1 million for the nine months ended September 30, 2006. The 2006 expenses include a $10.9 million non-recurring impairment charge associated with certain satellite long-lead time parts that were no longer needed.

Programming and content expenses increased $23.6 million to $166.5 million for the nine months ended September 30, 2007 from $142.9 million for the nine months ended September 30, 2006. The increase was primarily attributable to license fees associated with new programming agreements and compensation-related costs.

Revenue share and royalties increased $41.1 million, or 84.0%, to $90.0 million for nine months ended September 30, 2007 from $48.9 million for nine months ended September 30, 2006. The increase was primarily attributable to the growth in the company’s revenues and an increase in the company’s OEM subscriber base.

Customer service and billing expenses increased $14.1 million to $64.0 million for the nine months ended September 30, 2007 from $49.9 million for the nine months ended September 30, 2006. The increase was primarily attributable to higher call center operating costs necessary to accommodate the increase in the company’s subscriber base. Customer service and billing expenses per average subscriber per month declined 18.8% to $1.04 for the nine months ended September 30, 2007 from $1.28 for the nine months ended September 30, 2006.

Sales and marketing expenses decreased $6.2 million to $104.8 million for the nine months ended September 30, 2007 from $111.0 million for the nine months ended September 30, 2006. This decrease was primarily attributable to lower consumer marketing and advertising and reduced cooperative marketing spend with the company’s distributors offset by higher compensation-related costs.

Subscriber acquisition costs increased $6.2 million to $304.9 million for the nine months ended September 30, 2007 from $298.7 million for the nine months ended September 30, 2006. This increase was primarily attributable to higher OEM hardware subsidies, offset by reduced manufacturing and chipset costs.

SAC per gross subscriber addition decreased 11.8% to $105 for the nine months ended September 30, 2007 from $119 for the nine months ended September 30, 2006 driven by lower product costs, offset by a higher mix of OEM gross additions.

General and administrative expenses increased $26.0 million to $84.6 million for the nine months ended September 30, 2007 from $58.6 million for the nine months ended September 30, 2006. The increase was primarily a result of higher legal fees and compensation-related costs.

Engineering, design and development expenses decreased $15.6 million to $30.4 million for the nine months ended September 30, 2007 from $46.0 million for the nine months ended September 30, 2006. This decrease was primarily attributable to reduced OEM tooling and manufacturing upgrades associated with the factory installation of SIRIUS radios in additional vehicle models offset by higher compensation-related costs.

SIRIUS reported a net loss of ($399.0) million, or ($0.27) per share, for the nine months ended September 30, 2007, including a ($0.04) per share impact from stock-based compensation, compared with a net loss of ($859.3) million, or ($0.61) per share, for the nine months ended

September 30, 2006, including a ($0.01) per share impact from the impairment loss and ($0.28) per share impact from stock-based compensation. The adjusted net loss per share, or net loss per share excluding stock-based compensation, was ($0.23) for the nine months ended September 30, 2007 compared with an adjusted net loss per share excluding the impairment loss and stock based compensation of ($0.32) for the nine months ended September 30, 2006 (refer to the reconciliation table of net loss per share to adjusted net loss per share).

SIRIUS SATELLITE RADIO INC. AND SUBSIDIARIES
SUBSCRIBER DATA, METRICS
AND OTHER NON-GAAP FINANCIAL MEASURES
(Dollars in thousands, unless otherwise stated)
(Unaudited)

Subscribers Data:
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2007	2006	2007	2006
Beginning subscribers	7,142,538	4,678,207	6,024,555	3,316,560
Net additions	524,938	441,101	1,642,921	1,802,748
Ending subscribers	7,667,476	5,119,308	7,667,476	5,119,308

Retail	4,428,747	3,482,514	4,428,747	3,482,514
OEM	3,221,388	1,610,074	3,221,388	1,610,074
Hertz	17,341	26,720	17,341	26,720
Ending subscribers	7,667,476	5,119,308	7,667,476	5,119,308

Retail	64,101	205,899	386,922	1,017,151
OEM	462,749	236,464	1,262,378	786,381
Hertz	(1,912)	(1,262)	(6,379)	(784)
Net addtions	524,938	441,101	1,642,921	1,802,748

Metrics:
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2007	2006	2007	2006
Gross subscriber additions	999,284	732,406	2,989,887	2,523,587
Deactivated subscribers	474,346	291,305	1,346,966	720,839
Average monthly churn (1)(6)	2.1%	2.0%	2.2%	1.8%
SAC per gross subscriber addition (2)(6)	$103	$114	$105	$119
Customer service and billing expenses per average subscriber (3)(6)	$0.95	$1.14	$1.04	$1.28
Total revenue	$241,786	$167,113	$672,250	$443,855
Free cash flow (4)(6)	$(67,799)	$(232,356)	$(294,545)	$(531,124)

Monthly ARPU:
Average monthly subscriber revenue per subscriber
before the effects of Hertz subscribers and mail-in rebates	$10.29	$10.73	$10.27	$10.69
Effects of Hertz subscribers	0.06	0.07	0.05	0.05
Effects of mail-in rebates	(0.03)	(0.12)	(0.09)	(0.27)
Average monthly subscriber revenue per subscriber	10.32	10.68	10.23	10.47
Average monthly net advertising revenue per subscriber	0.39	0.49	0.40	0.58
ARPU	$10.71	$11.17	$10.63	$11.05

SIRIUS SATELLITE RADIO INC. AND SUBSIDIARIES
SUBSCRIBER DATA, METRICS
AND OTHER NON-GAAP FINANCIAL MEASURES - CONTINUED
(Dollars in thousands, unless otherwise stated)
(Unaudited)

Adjusted Loss from Operations:
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2007	2006	2007	2006
Net loss	$(120,137)	$(162,898)	$(399,029)	$(859,270)
Impairment loss	-	-	-	10,917
Depreciation	26,072	27,583	79,142	78,254
Stock-based compensation	22,727	43,418	64,004	395,293
Other income and expense	13,891	8,166	34,028	26,566
Income tax expense	555	578	1,665	1,909
Adjusted loss from operations (7)	$(56,892)	$(83,153)	$(220,190)	$(346,331)

Adjusted Net Loss and Adjusted Net Loss per Share:
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2007	2006	2007	2006
Net loss	$(120,137)	$(162,898)	$(399,029)	$(859,270)
Impairment loss	-	-	-	10,917
Stock-based compensation	22,727	43,418	64,004	395,293
Adjusted net loss	$(97,410)	$(119,480)	$(335,025)	$(453,060)
Net loss per share (basic and diluted)	$(0.08)	$(0.12)	$(0.27)	$(0.61)
Impairment loss	-	-	-	0.01
Stock-based compensation	0.02	0.03	0.04	0.28
Adjusted net loss per share (basic and diluted) (8)	$(0.06)	$(0.09)	$(0.23)	$(0.32)
Weighted average common shares outstanding
(basic and diluted)	1,464,147	1,405,281	1,461,200	1,398,829

SIRIUS SATELLITE RADIO INC. AND SUBSIDIARIES
SUBSCRIBER DATA, METRICS
AND OTHER NON-GAAP FINANCIAL MEASURES - CONTINUED
(Dollars in thousands, unless otherwise stated)
(Unaudited)

Condensed Consolidated Statements of Operations:
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2007	2006	2007	2006
Total revenue	$241,786	$167,113	$672,250	$443,855
Operating expenses (excludes depreciation and stock-
based compensation shown separately below):
Satellite and transmission	6,852	7,090	20,898	32,077
Programming and content	56,308	48,039	166,467	142,871
Revenue share and royalties	32,978	18,371	89,953	48,856
Customer service and billing	20,892	16,625	63,986	49,905
Cost of equipment	8,460	6,196	26,388	13,128
Sales and marketing	29,539	30,981	104,822	111,024
Subscriber acquisition costs	100,998	80,863	304,893	298,670
General and administrative	33,884	21,610	84,595	58,627
Engineering, design and development	8,767	20,491	30,438	45,945
Depreciation	26,072	27,583	79,142	78,254
Stock-based compensation	22,727	43,418	64,004	395,293
Total operating expenses	347,477	321,267	1,035,586	1,274,650
Loss from operations	(105,691)	(154,154)	(363,336)	(830,795)
Other expense	(13,891)	(8,166)	(34,028)	(26,566)
Loss before income taxes	(119,582)	(162,320)	(397,364)	(857,361)
Income tax expense	(555)	(578)	(1,665)	(1,909)
Net loss	$(120,137)	$(162,898)	$(399,029)	$(859,270)

SIRIUS SATELLITE RADIO INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2007	2006	2007	2006
Revenue:
Subscriber revenue, including effects of mail-in rebates	$226,844	$155,372	$627,275	$408,194
Advertising revenue, net of agency fees	8,524	7,130	24,422	22,593
Equipment revenue	6,290	3,579	17,216	10,367
Other revenue	128	1,032	3,337	2,701
Total revenue	241,786	167,113	672,250	443,855
Operating expenses (excludes depreciation shown separately below) (1):
Cost of services:
Satellite and transmission	7,409	7,580	22,732	34,279
Programming and content	59,015	71,654	173,324	440,010
Revenue share and royalties	32,978	18,371	89,953	48,856
Customer service and billing	21,058	16,822	64,529	50,550
Cost of equipment	8,460	6,196	26,388	13,128
Sales and marketing	36,114	38,590	119,890	125,902
Subscriber acquisition costs	101,798	79,812	307,580	329,418
General and administrative	44,837	33,146	118,651	97,574
Engineering, design and development	9,736	21,513	33,397	56,679
Depreciation	26,072	27,583	79,142	78,254
Total operating expenses	347,477	321,267	1,035,586	1,274,650
Loss from operations	(105,691)	(154,154)	(363,336)	(830,795)
Other income (expense):
Interest and investment income	5,604	7,750	16,399	26,560
Interest expense, net of amounts capitalized	(19,499)	(15,921)	(50,441)	(48,705)
Equity in net loss of affiliate	-	-	-	(4,445)
Other income	4	5	14	24
Total other expense	(13,891)	(8,166)	(34,028)	(26,566)
Loss before income taxes	(119,582)	(162,320)	(397,364)	(857,361)
Income tax expense	(555)	(578)	(1,665)	(1,909)
Net loss	$(120,137)	$(162,898)	$(399,029)	$(859,270)
Net loss per share (basic and diluted)	$(0.08)	$(0.12)	$(0.27)	$(0.61)
Weighted average common shares outstanding (basic and diluted)	1,464,147	1,405,281	1,461,200	1,398,829

(1) Amounts related to stock-based compensation included in other operating expenses were as follows:

Satellite and transmission	$557	$490	$1,834	$2,202
Programming and content	2,707	23,615	6,857	297,139
Customer service and billing	166	197	543	645
Sales and marketing	6,575	7,609	15,068	14,878
Subscriber acquisition costs	800	(1,051)	2,687	30,748
General and administrative	10,953	11,536	34,056	38,947
Engineering, design and development	969	1,022	2,959	10,734
Total equity granted to third parties and employees	$22,727	$43,418	$64,004	$395,293

SIRIUS SATELLITE RADIO INC. AND SUBSIDIARIES
BALANCE SHEET DATA
(Dollars in thousands)

	As of
	September 30, 2007	December 31, 2006
	(Unaudited)
Cash, cash equivalents and marketable securities	$362,368	$408,921
Restricted investments	53,010	77,850
Working capital	(261,893)	(257,799)
Total assets	1,587,128	1,658,528
Long-term debt	1,281,742	1,068,249
Total liabilities	2,227,641	2,047,599
Accumulated deficit	(4,232,749)	(3,833,720)
Stockholders' deficit	(640,513)	(389,071)

SIRIUS SATELLITE RADIO INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2007	2006	2007	2006
Cash flows from operating activities:
Net loss	$(120,137)	(162,898)	$(399,029)	$(859,270)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	26,072	27,583	79,142	78,254
Non-cash interest expense	893	785	2,452	2,332
Provision for doubtful accounts	2,309	1,907	6,663	5,687
Non-cash equity in net loss of affiliate	-	-	-	4,445
(Gain) loss on disposal of assets	(14)	348	92	889
Impairment loss	-	-	-	10,917
Stock-based compensation	22,727	43,418	64,004	395,293
Deferred income taxes	555	578	1,665	1,909
Changes in operating assets and liabilities:
Accounts receivable	(1,237)	(276)	(6,627)	8,710
Inventory	4,902	(19,869)	(2,533)	(30,723)
Receivables from distributors	4,480	13,658	(9,032)	7,835
Prepaid expenses and other current assets	4,992	(12,740)	14,571	(42,399)
Other long-term assets	(46)	3,414	(14,825)	(21,674)
Accounts payable and accrued expenses	(7,602)	(52,794)	(58,713)	(68,780)
Accrued interest	(8,529)	(11,620)	(7,826)	(10,460)
Deferred revenue	16,534	1,822	76,803	75,669
Other long-term liabilities	(8,486)	(16,646)	759	(8,051)
Net cash used in operating activities	(62,587)	(183,330)	(252,434)	(449,417)
Cash flows from investing activities:
Additions to property and equipment	(30,212)	(66,588)	(66,801)	(94,368)
Sales of property and equipment	19	-	116	123
Purchases of restricted and other investments	-	(7,438)	(310)	(12,339)
Release of restricted investments	25,000	25,000	25,000	25,000
Purchases of available-for-sale securities	-	(10,000)	-	(118,500)
Sales of available-for-sale securities	(4)	24,215	10,842	201,340
Net cash (used in) provided by investing activities	(5,197)	(34,811)	(31,153)	1,256
Cash flows from financing activities:
Long term borrowings, net of related costs	-	-	245,199	-
Proceeds from exercise of stock options	745	1,054	2,677	4,030
Net cash provided by financing activities	745	1,054	247,876	4,030
Net decrease in cash and cash equivalents	(67,039)	(217,087)	(35,711)	(444,131)
Cash and cash equivalents at the beginning of period	424,749	534,963	393,421	762,007
Cash and cash equivalents at the end of period	$357,710	$317,876	$357,710	$317,876

FOOTNOTES TO PRESS RELEASE AND TABLES FOR NON-GAAP FINANCIAL MEASURES

This press release, including the selected financial information above, includes the following non-GAAP financial measures: average monthly churn; SAC per gross subscriber addition; customer service and billing expenses per average subscriber; free cash flow; average monthly revenue per subscriber, or ARPU; adjusted loss from operations; adjusted net loss; and adjusted net loss per share. The definitions and usefulness of such non-GAAP financial measures are as follows (dollars in thousands, unless otherwise stated):

(1)	SIRIUS defines average monthly churn as the number of deactivated subscribers divided by average quarterly subscribers.

(2)	SIRIUS defines SAC per gross subscriber addition as subscriber acquisition costs, excluding stock-based compensation, and margins from the direct sale of SIRIUS radios and accessories divided by the number of gross subscriber additions for the period. SAC per gross subscriber addition is calculated as follows:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2007	2006	2007	2006
Subscriber acquisition costs	$101,798	$79,812	$307,580	$329,418
Less: stock-based compensation	(800)	1,051	(2,687)	(30,748)
Add: margin from direct sales of SIRIUS
radios and accessories	2,170	2,617	9,172	2,761
SAC	$103,168	$83,480	$314,065	$301,431
Gross subscriber additions	999,284	732,406	2,989,887	2,523,587
SAC per gross subscriber addition	$103	$114	$105	$119

(3)	SIRIUS defines customer service and billing expenses per average subscriber as total customer service and billing expenses, excluding stock-based compensation, divided by the daily weighted average number of subscribers for the period. Customer service and billing expenses per average subscriber is calculated as follows:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2007	2006	2007	2006

Customer service and billing expenses	$21,058	$16,822	$64,529	$50,550
Less: stock-based compensation	(166)	(197)	(543)	(645)
Customer service and billing expenses,
as adjusted	$20,892	$16,625	$63,986	$49,905
Daily weighted average number of subscribers	7,326,029	4,848,293	6,814,796	4,332,332
Customer service and billing expenses,
as adjusted, per average subscriber	$0.95	$1.14	$1.04	$1.28

(4)	SIRIUS defines free cash flow as cash flow from operating activities, capital expenditures and restricted and other investment activity. Free cash flow is calculated as follows:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2007	2006	2007	2006
Net cash used in operating activities	$(62,587)	$(183,330)	$(252,434)	$(449,417)
Additions to property and equipment	(30,212)	(66,588)	(66,801)	(94,368)
Restricted and other investment activity	25,000	17,562	24,690	12,661
Free cash flow	$(67,799)	$(232,356)	$(294,545)	$(531,124)

(5)	SIRIUS defines ARPU as the total earned subscriber revenue and net advertising revenue divided by the daily weighted average number of subscribers for the period. ARPU is calculated as follows:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2007	2006	2007	2006
Subscriber revenue	$226,844	$155,372	$627,275	$408,194
Net advertising revenue	8,524	7,130	24,422	22,593
Total subscriber and net advertising revenue	$235,368	$162,502	$651,697	$430,787
Daily weighted average number of subscribers	7,326,029	4,848,293	6,814,796	4,332,332
ARPU	$10.71	$11.17	$10.63	$11.05

(6)	SIRIUS believes average monthly churn; SAC per gross subscriber addition; customer service and billing expenses per average subscriber; free cash flow; and ARPU provide meaningful information regarding operating performance and liquidity and are used for internal management purposes; when publicly providing the business outlook; as a means to evaluate period-to-period comparisons; and to compare the company’s performance to that of its competitors. SIRIUS also believes that investors use current and projected metrics to monitor performance of the business and make investment decisions.

SIRIUS believes the exclusion of stock-based compensation expense in the calculations of SAC per gross subscriber addition and customer service and billing expenses per average subscriber is useful given the significant variation in expense that can result from changes in the fair market value of SIRIUS common stock, the effect of which is unrelated to the operational conditions that give rise to variations in the components of subscriber acquisition costs and customer service and billing expenses. Specifically, the exclusion of stock-based compensation expense in the calculation of SAC per gross subscriber addition is critical in being able to understand the economic impact of the direct costs incurred to acquire a subscriber and the effect over time as economies of scale are reached.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. These non-GAAP financial measures may be susceptible to varying calculations; may not be comparable to other similarly titled measures of other companies; and should not be considered in isolation for, or superior to measures of financial performance prepared in accordance with GAAP.

(7)	SIRIUS refers to net loss before taxes; other income (expense) – including interest and investment income, interest expense, equity in net loss of affiliate; depreciation; impairment charges; and stock-based compensation expense as adjusted loss from operations. Adjusted loss from operations is not a measure of financial performance under GAAP. The company believes adjusted loss from operations is a useful measure of its operating performance. The company uses adjusted loss from operations for budgetary and planning purposes; to assess the relative profitability and on-going performance of consolidated operations; to compare performance from period to period; and to compare performance to that of its competitors. The company also believes adjusted loss from operations is useful to investors to compare operating performance to the performance of other communications, entertainment and media companies. The company believes that investors use current and projected adjusted loss from operations to estimate the current or prospective enterprise value and make investment decisions.

Because the company funds and builds-out its satellite radio system through the periodic raising and expenditure of large amounts of capital, results of operations reflect significant charges for interest and depreciation expense. The company believes adjusted loss from operations provides useful information about the operating performance of the business apart from the costs associated with the capital structure and physical plant. The exclusion of interest expense and depreciation is useful given fluctuations in interest rates and significant variation in depreciation expense that can result from the amount and timing of capital expenditures and potential variations in estimated useful lives, all of which can vary widely across different industries or among companies within the same industry. The company believes the exclusion of taxes is appropriate for comparability purposes as the tax positions of companies can vary because of their differing abilities to take a dvantage of tax benefits and because of the tax policies of the various jurisdictions in which they operate. The company also believes the exclusion of stock-based compensation expense is useful given the significant variation in expense that can result from changes in the fair market value of the company’s common stock. Finally, the company believes that the exclusion of equity in net loss of affiliate (SIRIUS Canada, Inc.) is useful to assess the performance of its core consolidated operations in the continental United States. To compensate for the exclusion of taxes, other income (expense), depreciation, impairment charges and stock-based compensation expense, the company separately measures and budgets for these items.

There are material limitations associated with the use of adjusted loss from operations in evaluating the company compared with net loss, which reflects overall financial performance, including the effects of taxes, other income (expense), depreciation, impairment charges and stock-based compensation expense. The company uses adjusted loss from operations to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. Investors that wish to compare and evaluate the operating results after giving effect for these costs, should refer to net loss as disclosed in the unaudited consolidated statements of operations. Since adjusted loss from operations is a non-GAAP financial measure, the calculation of adjusted loss from operations may be susceptible to varying calculations; may not be comparable to other similarly titled measures of other companies; and should not be considered in isolation, as a substitute for, or superior to measures of financial performance in accordance with GAAP.

(8)	SIRIUS refers to adjusted net loss and adjusted net loss per share as net loss per share excluding impairment charges and stock-based compensation expense. Adjusted net loss and adjusted net loss per share are not measures of financial performance under GAAP. The company believes adjusted net loss and adjusted net loss per share are useful to investors to compare its operating performance to the performance of other communications, entertainment and media companies. The company believes the exclusion of impairment charges is appropriate for comparability purposes as the existence, amount and timing of impairment charges can vary from period to period and can vary widely across different industries or among companies within the same industry. The company also believes the exclusion of stock-based compensation expense is useful given the significant variation in expense that can result from changes in the fair market value of the company’s common stock.

There are material limitations associated with the use of adjusted net loss and adjusted net loss per share in evaluating the company compared with net loss and net loss per share, which reflects overall financial performance, including the effects of impairment charges and stock-based compensation expense. The company uses adjusted net loss and adjusted net loss per share to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. Investors that wish to compare and evaluate the operating results after giving effect for these costs, should refer to net loss and net loss per share as disclosed in the unaudited consolidated financial statements of operations. Since adjusted net loss and adjusted net loss per share are non-GAAP financial measures, the calculation of adjusted net loss and adjusted net loss per share may be susceptible to varying calculations; may not be comparable to other similarly titled measures of other companies; and should not be considered in isolation, as a substitute for, or superior to measures of financial performance prepared in accordance with GAA.

# # #

About SIRIUS

SIRIUS, “The Best Radio on Radio,” delivers more than 130 channels of the best programming in all of radio. SIRIUS is the original and only home of 100% commercial free music channels in satellite radio, offering 69 music channels. SIRIUS also delivers 65 channels of sports, news, talk, entertainment, traffic, weather and data. SIRIUS is the Official Satellite Radio Partner of the NFL, NASCAR and NBA, and broadcasts live play-by-play games of the NFL and NBA, as well as live NASCAR races. All SIRIUS programming is available for a monthly subscription fee of only $12.95.

SIRIUS Internet Radio (SIR) is a CD-quality, Internet-only version of the SIRIUS radio service, without the use of a radio, for the monthly subscription fee of $12.95. SIR delivers more than 80 channels of talk, entertainment, sports, and 100% commercial free music.

SIRIUS Backseat TV™ is the first ever live in-vehicle rear seat entertainment featuring three channels of children’s TV programming, including Nickelodeon, Disney Channel and Cartoon Network, for the subscription fee of $6.99 plus applicable audio subscription fee.

SIRIUS products for the car, truck, home, RV and boat are available in more than 20,000 retail locations, including Best Buy, Circuit City, Crutchfield, Costco, Target, Wal-Mart, Sam's Club, RadioShack and at shop.sirius.com.

SIRIUS radios are offered in vehicles from Audi, Bentley, BMW, Chrysler, Dodge, Ford, Infiniti, Jaguar, Jeep®, Land Rover, Lexus, Lincoln, Mercury, Maybach, Mazda, Mercedes-Benz, MINI, Mitsubishi, Nissan, Rolls Royce, Scion, Toyota, Volkswagen, and Volvo. Hertz also offers SIRIUS in its rental cars at major locations around the country.

Click on www.sirius.com to listen to SIRIUS live, or to purchase a SIRIUS radio and subscription.

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the benefits of the business combination transaction involving Sirius Satellite Radio Inc. and XM Satellite Radio Holdings Inc., including potential synergies and cost savings and the timing thereof, future financial and operating results, the combined company’s plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of SIRIUS’ and XM’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond the control of SIRIUS and XM. Actual results may differ materially from the results anticipated in these forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statement: general business and economic conditions; the performance of financial markets and interest rates; the ability to obtain governmental approvals of the transaction on a timely basis; the failure of SIRIUS and XM stockholders to approve the transaction; the failure to realize synergies and cost-savings from the transaction or delay in realization thereof; the businesses of SIRIUS and XM may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; and operating costs and business disruption following the merger, including adverse effects on employee retention and on our business relationships with third parties, including manufacturers of radios, retailers, automakers and programming providers. Additional factors that could cause SIRIUS’ and XM’s results to differ materially from those described in the forward-looking statements can be found in SIRIUS’ and XM’s Annual Reports on Form 10-K for the year ended December 31, 2006, and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007 and June 30, 2007, which are filed with the Securities and Exchange Commission (the "SEC") and available at the SEC’s Internet site (http://www.sec.gov). The information set forth herein speaks only as of the date hereof, and SIRIUS and XM disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this communication.

Important Additional Information Will be Filed with the SEC

This communication is being made in respect of the proposed business combination involving SIRIUS and XM. In connection with the proposed transaction, SIRIUS has filed with the SEC a Registration Statement on Form S-4 containing a Joint Proxy Statement/Prospectus and each of SIRIUS and XM may file with the SEC other documents regarding the proposed transaction. The Joint Proxy Statement/Prospectus has been mailed to stockholders of SIRIUS and XM. INVESTORS AND SECURITY HOLDERS OF SIRIUS AND XM ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AS WELL AS OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders can obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus and other documents filed with the SEC by SIRIUS and XM through the web site maintained by the SEC at www.sec.gov. Free copies of the Registration Statement and the Joint Proxy Statement/Prospectus and other documents filed with the SEC can also be obtained by directing a request to Sirius Satellite Radio Inc., 1221 Avenue of the Americas, 36th Floor, New York, NY 10020, Attention: Investor Relations or by directing a request to XM Satellite Radio Holdings Inc., 1500 Eckington Place, N.E. Washington, DC 20002, Attention: Investor Relations.

SIRIUS, XM and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding SIRIUS’ directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2006, which was filed with the SEC on March 1, 2007, and its proxy statement for its 2007 annual meeting of stockholders, which was filed with the SEC on April 23, 2007, and information regarding XM’s directors and executive officers is available in XM’s Annual Report on Form 10-K, for the year ended December 31, 2006, which was filed with the SEC on March 1, 2007 and its proxy statement for its 2007 annual meeting of stockholders, which was filed with the SEC on April 17, 2007. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the Joint Proxy Statement/Prospectus.

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E-SIRI

Contact Information for Investors and Financial Media:

Paul Blalock
SIRIUS
212.584.5174
pblalock@siriusradio.com

Hooper Stevens
SIRIUS
212.901.6718
hstevens@siriusradio.com